UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2015

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 1, 2015, ChromaDex, Inc. (“ChromaDex”), a California corporation and wholly owned subsidiary of ChromaDex Corporation (the “Registrant”), a Delaware corporation, and Nectar7 LLC (“Nectar”), a Delaware limited liability company, entered into an addendum (the “Addendum”) to the Supply Agreement dated August 28, 2015 by and between ChromaDex and Nectar (the “Supply Agreement” and, together with the Addendum, the “Nectar Agreements”).

Under the terms of the Supply Agreement, Nectar agreed to purchase NIAGEN® from ChromaDex and ChromaDex granted to Nectar certain exclusive rights to sell and distribute NIAGEN® in finished products in certain applications in certain geographic areas.

Pursuant to the Addendum, ChromaDex granted to Nectar exclusive rights to sell dietary supplements in the form of a tablet, capsule, powder, liquid, or spray containing a combination of NIAGEN® and collagen in the United States for a term of five years.  The Addendum specifies a take or pay guarantee of $2 million in 2016 and $3 million in each of 2017 and 2018 to retain exclusivity.  The take or pay guarantee for every year thereafter shall be negotiated in good faith, but shall not be less than $3 million.  Nectar may cancel the take or pay obligation for 2017 and beyond upon 90 days written notice resulting in the simultaneous termination of exclusivity.

ChromaDex shall have the right to terminate Nectar’s exclusivity as to any product application if Nectar’s aggregate revenues from the sale of products for such application do not exceed certain minimum levels for indicated time periods (the “Minimum Revenues”).  The Supply Agreement shall remain in force as to each product application and automatically renew for successive five year terms as to each product application so long as Nectar meets the Minimum Revenues.  The Supply Agreement may terminate as to some product applications and remain in full force and effect with respect to other product applications.

The foregoing is a summary of the material terms of the Nectar Agreements and does not purport to be complete. You should read the complete Nectar Agreements, which shall be attached as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2015 and, when filed, such agreements shall be incorporated by reference herein. The Registrant will seek confidential treatment for certain terms of the Nectar Agreements at the time of filing such Quarterly Report.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 2, 2015

CHROMADEX CORPORATION By: /s/ Frank L. Jaksch Jr. Name: Frank L. Jaksch Jr. Title: Chief Executive Officer